EXHIBIT 4.01

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”), dated as of September 10, 2012, among FLEXTRONICS INTERNATIONAL LTD., a Singapore corporation (the “Company” or “FIL”) acting, subject to Section 10.20 of the Credit Agreement, through its Bermuda branch, certain Subsidiaries of the Company party to the Credit Agreement pursuant to Section 2.14 thereof (together with the Company, the “Borrowers” and, each a “Borrower”), the Subsidiary Guarantors, the undersigned Lenders, and BANK OF AMERICA, N.A., individually and as Administrative Agent (the “Administrative Agent”).

RECITALS

A.            The Borrowers, certain financial institutions, the Administrative Agent, and Bank of America, N.A. and Union Bank, N.A. as L/C Issuers, are party to that certain Credit Agreement dated as of October 19, 2011 (the “Credit Agreement”), pursuant to which the Administrative Agent and the Lenders have extended certain credit facilities to the Borrowers.

B.            The Company has requested that the Lenders agree to certain amendments to the Credit Agreement, and the undersigned Lenders have agreed to such request, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Defined Terms.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to such terms in the Credit Agreement.  As used herein, “Amendment Documents” means this Amendment, the Credit Agreement (as amended by this Amendment), and each certificate and other document executed and delivered by any Borrower pursuant to Section 5 hereof.

2.             Interpretation.  The rules of interpretation set forth in Sections 1.02 of the Credit Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

3.             Amendments to Credit Agreement.  Subject to the terms and conditions hereof, and with effect from and after the Effective Date, the Credit Agreement shall be amended as follows:

(a)           Section 1.01 of the Credit Agreement is amended by (i) replacing the reference to “Section 2.16(d)” in the definition of Term Increase Effective Date with a reference to “Section 2.16(c)” and (ii) replacing the reference to “Section 2.15(d)” in the definition of Increase Effective Date with a reference to “Section 2.15(c)”.

(b)           Sections 2.15(a) — (d) of the Credit Agreement are amended in their entirety to read as follows and Sections 2.15(e) and (f) of the Credit Agreement are relettered as Sections 2.15(d) and (e), respectively:

(a)           Request for Increase.  Provided there exists no Default, upon notice to the Administrative Agent, the Company may from time to time request an increase in the Aggregate Revolving Credit Commitment by an amount (for all such requests) not exceeding the Maximum Increase Amount; provided that (i) any such request for an increase shall be in a minimum amount of $25,000,000, and (ii) the Company may make a maximum of five such requests.

(b)           Proposed Lenders.  Any proposed increase in the Aggregate Revolving Credit Commitment may be requested from existing Lenders, new prospective lenders who are Eligible Assignees (and who are approved by the Administrative Agent, the L/C Issuer and the Swing Line Lender, which approvals shall not be unreasonably withheld), or a combination thereof, as selected by, and with such allocations of committed amounts as may be determined by, the lead arranger(s) thereof and/or the Company, provided that any incremental Revolving Credit Commitment provided by an Eligible Assignee shall be in a principal amount of $5,000,000 or an integral multiple of $500,000 in excess thereof. Any Lender approached to provide all or a portion of the incremental Revolving Credit Commitment may elect or decline, in its sole discretion, to provide an incremental Revolving Credit Commitment.

(c)           Effective Date and Allocations.  If the Aggregate Revolving Credit Commitment is increased in accordance with this Section, the Administrative Agent and the Company shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase.  The Administrative Agent shall promptly notify the Company and the Lenders of the final allocation of such increase and the Increase Effective Date.  As of the Increase Effective Date, the Credit Agreement shall be amended to reflect the incremental Revolving Credit Commitments of the Lenders or other Persons providing such incremental Revolving Credit Commitments and the joinder to the Credit Agreement of any Eligible Assignees providing such incremental Revolving Credit Commitments.  Such amendment shall be executed and delivered by the Administrative Agent, the Loan Parties and each Lender and Eligible Assignee providing such incremental Revolving Credit Commitments without the consent of any other party.  Such amendment shall be in form and substance reasonably satisfactory to the Administrative Agent.

(c)           Section 2.16 of the Credit Agreement is amended in its entirety to read as follows:

2.16         Increase in Term A Facility.

(a)           Request for Increase.  Provided there exists no Default, upon notice to the Administrative Agent, the Company may from time to time, request an increase in the Term A Loans by an amount (for all such requests) not exceeding the

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Maximum Increase Amount; provided that any such request for an increase shall be in a minimum amount of $25,000,000.

(b)           Proposed Lenders.  Any proposed increase in the Term A Loans may be requested from existing Lenders, new prospective lenders who are Eligible Assignees (and who are approved by the Administrative Agent, which approval shall not be unreasonably withheld) or a combination thereof, as selected by, and with such allocations of committed amounts as may be determined by, the lead arranger(s) thereof and/or the Company, provided that any incremental Term A Loans made by an Eligible Assignee shall be in a principal amount of $1,000,000 or an integral multiple of $500,000 in excess thereof. Any Lender approached to provide all or a portion of the incremental Term A Loans may elect or decline, in its sole discretion, to provide an incremental Term A Loan.

(c)           Effective Date and Allocations.  If the Term A Loans are increased in accordance with this Section, the Administrative Agent shall promptly notify the Company and the Lenders of the amount and effective date  (the “Term Increase Effective Date”) of such increase.  As of the Term Increase Effective Date, the Credit Agreement shall be amended to (i) reflect the incremental Term A Loans being made on the Term Increase Effective Date and the joinder to the Credit Agreement of any Eligible Assignees making any such incremental Term A Loans and (ii) increase each then-remaining unpaid installment of principal of the Term A Loans payable pursuant to Section 2.07(a)  prior to the Maturity Date by an amount such that (A) the increase for each such installment equals the product of (x) the percentage of the initial principal amount of the existing Term A Loans payable on each such installment date multiplied by (y) the aggregate amount of such incremental Term A Loans and (B) the aggregate principal payments payable pursuant to Section 2.07(a) (including the proviso thereto) are increased by the aggregate amount of the incremental Term A Loans being made on the Term Increase Effective Date.  Such amendment shall be executed and delivered by the Administrative Agent, the Loan Parties and each Lender and Eligible Assignee making any such incremental Term A Loan without the consent of any other party.  Such amendment shall be in form and substance reasonably satisfactory to the Administrative Agent.  On the Term Increase Effective Date, each incremental Term A Loan made on such date shall be deemed a Term A Loan for all purposes hereof (including without limitation for purposes of the payment and amortization requirements of Section 2.07(a)) and the holder thereof shall be deemed a Term A Lender for all purposes hereof.

(d)           Conditions to Effectiveness of Increase. Notwithstanding the foregoing, no increase to the Term A Facility shall become effective under this Section 2.16 unless (i) on the date of such effectiveness, the conditions set forth in Sections 4.02(a) and 4.02(b) shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the Company, (ii) after giving effect to such increase, (A) the Company would be in compliance, on a pro forma basis, with the covenants set forth in Section 7.12 and (B) no Default has occurred and is continuing or would result

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therefrom, and the Administrative Agent shall have received a certificate to that effect dated the Term Increase Effective Date and executed by a Responsible Officer of the Company, (iii) all reasonable fees and expenses owing to the Administrative Agent and the Term Lenders shall have been paid, (iv) an amendment to this Agreement consistent with Section 2.16(c) and reasonably satisfactory to the Administrative Agent in form and substance shall have been executed and delivered by the applicable parties and (v) the Administrative Agent shall have received legal opinions, board resolutions and other closing certificates reasonably requested by the Administrative Agent and substantially consistent with those delivered on the Closing Date under Section 4.01.

(e)           Conflicting Provisions.  This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

(d)           Section 10.07 of the Credit Agreement is amended by replacing the reference to “Section 2.15(c)” with a reference to “Sections 2.15(b), 2.16(b) or 2.17(b)”.

4.             Representations and Warranties.  Each Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a)           No Default has occurred and is continuing.

(b)           The execution, delivery and performance by each Loan Party of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable.

(c)           This Amendment and the Credit Agreement (as amended hereby) constitute the legal, valid and binding obligations of each Borrower and are enforceable against such Borrower in accordance with their respective terms, without defense, counterclaim or offset.

(d)           The representations and warranties of (i) the Borrowers contained in Article V of the Credit Agreement and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith, are (A) in the case of representations and warranties that are qualified as to materiality, true and correct, and (B) in the case of representations and warranties that are not qualified as to materiality, true and correct in all material respects, in each case on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct or true and correct in all material respects, as the case may be, as of such earlier date; provided that the representations and warranties contained in Section 5.09 of the Credit Agreement shall be deemed to refer to the most recent Financial Statements furnished pursuant to subsections (a) and (b) of Section 6.01 of the Credit Agreement.

(e)           Each Borrower is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Administrative Agent, the Lenders or any other Person.

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5.             Effective Date.

(a)           This Amendment will become effective when each of the following conditions precedent has been satisfied (the “Effective Date”):

(i)            The Administrative Agent shall have received from the Company, each other Loan Party and the Required Lenders (without respect to whether this Amendment has been executed by all Lenders) a duly executed original (or, if elected by the Administrative Agent, an executed facsimile copy) counterpart to this Amendment.

(ii)           The Administrative Agent shall have received from the Company a certificate signed by the secretary or assistant secretary or director of each Borrower, dated the Effective Date, in form and substance satisfactory to the Administrative Agent, and certifying evidence of the authorization of the execution, delivery and performance by such Borrower of this Amendment.

(iii)          The Borrowers shall have paid to the Administrative Agent all reasonable costs and expenses of counsel to the Administrative Agent to the extent invoiced prior to the Effective Date.

(iv)          The Administrative Agent shall have received, in form and substance satisfactory to it, such additional certificates, opinions, documents and other information as the Administrative Agent shall reasonably request.

(b)           From and after the Effective Date, the Credit Agreement is amended as set forth herein.  Except as expressly amended pursuant hereto, the Credit Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects.

(c)           The Administrative Agent will notify the Borrowers and the Lenders of the occurrence of the Effective Date.

6.             Reservation of Rights.  Each Loan Party acknowledges and agrees that neither the execution nor the delivery by the Administrative Agent or any Lender of this Amendment, shall be deemed to create a course of dealing or otherwise obligate the Administrative Agent or any Lender to execute similar amendments under the same or similar circumstances in the future.

7.             Miscellaneous.

(a)           This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns.  No third party beneficiaries are intended in connection with this Amendment.

(b)           THIS AMENDMENT IS SUBJECT TO THE PROVISIONS OF SECTIONS 10.14, 10.15 AND 10.16 OF THE CREDIT AGREEMENT RELATING TO GOVERNING LAW, VENUE, WAIVER OF RIGHT TO TRIAL BY JURY AND JUDICIAL REFERENCE, THE PROVISIONS OF WHICH ARE BY THIS REFERENCE INCORPORATED HEREIN IN FULL.

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(c)           This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Transmission of signatures of any party by facsimile shall for all purposes be deemed the delivery of original, executed counterparts thereof and the Administrative Agent is hereby authorized to make sufficient photocopies thereof to assemble complete counterparty documents.

(d)           This Amendment, together with the other Amendment Documents and the Credit Agreement, contain the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein.  This Amendment supersedes all prior drafts and communications with respect thereto.  This Amendment may not be amended except in accordance with the provisions of Section 10.01 of the Credit Agreement.

(e)           If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.

(f)            Each Borrower covenants to pay to or reimburse the Administrative Agent, upon demand, for all costs and expenses incurred in connection with the development, preparation, negotiation, execution and delivery of this Amendment.

(g)           This Amendment shall constitute a “Loan Document” under and as defined in the Credit Agreement.

(h)           Each Subsidiary Guarantor, by its execution hereof, consents to this Amendment and reaffirms its obligations under the Subsidiary Guaranty.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

FLEXTRONICS INTERNATIONAL LTD.

By:	/s/ Manny Marimuthu

Name:	Manny Marimuthu
Title:	Authorized Signatory

FLEXTRONICS INTERNATIONAL USA, INC., as Designated Borrower and Subsidiary Guarantor

By:	/s/ Timothy Stewart

Name:	Timothy Stewart
Title:	Vice President and Secretary

FLEXTRONICS INTERNATIONAL ASIA- PACIFIC LTD., as Subsidiary Guarantor

By:	/s/ Manny Marimuthu

Name:	Manny Marimuthu
Title:	Director

FLEXTRONICS MARKETING (L) LTD., as Subsidiary Guarantor

By:	/s/ Manny Marimuthu

Name:	Manny Marimuthu
Title:	Director

FLEXTRONICS INTERNATIONAL EUROPE B.V., as Subsidiary Guarantor

By:	/s/ Bart van Loon

Name:	Bart van Loon
Title:	Managing Director

FLEXTRONICS INTERNATIONAL TERMELÖ ÉS SZOLGÁLTATÓ VÁMSZABADTERÜLETI KORLÁTOLT FELELÖSSEGÜ TÁRSASAG, as Subsidiary Guarantor

By:	/s/ Robert McCafferty

Name:	Robert McCafferty
Title:	Managing Director

By:	/s/ Erzsebet Horvath

Name:	Erzsebet Horvath
Title:	Managing Director

FLEXTRONICS AMERICA, LLC, as Subsidiary Guarantor

By:	/s/ Chris Collier

Name:	Chris Collier
Title:	Manager

FLEXTRONICS SALES & MARKETING (A-P) LTD., as Subsidiary Guarantor

By:	/s/ Manny Marimuthu

Name:	Manny Marimuthu
Title:	Director

FLEXTRONICS INTERNATIONAL USA, INC., as Subsidiary Guarantor

By:	/s/ Timothy Stewart

Name:	Timothy Stewart
Title:	Vice President and Secretary

FLEXTRONICS SALES AND MARKETING NORTH ASIA (L) LTD., as Subsidiary Guarantor

By:	/s/ Manny Marimuthu

Name:	Manny Marimuthu
Title:	Director

FLEXTRONICS SALES AND MARKETING CONSUMER DIGITAL LTD., as Subsidiary Guarantor

By:	/s/ Manny Marimuthu

Name:	Manny Marimuthu
Title:	Director

FLEXTRONICS LOGISTICS USA, INC., as Subsidiary Guarantor

By:	/s/ Timothy Stewart

Name:	Timothy Stewart
Title:	Vice President and Secretary

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Anthea Del Bianco

Name:	Anthea Del Bianco
Title:	Vice President

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Sugeet Manchanda Madan

Name:	Sugeet Manchanda Madan
Title:	Director

Citibank, N.A.

By:	/s/ Sean Klimchalk

Name:	Sean Klimchalk
Title:	Vice President

BNP PARIBAS:

By:	/s/ Scott Bruni

Name:	Scott Bruni
Title:	Vice-President

By:	/s/ Matthew Harvey

Name:	Matthew Harvey
Title:	Managing Director

HSBC Bank USA, National Association

By:	/s/ Thomas T. Rogers

Name:	Thomas T. Rogers
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A.,

By:	/s/ John G. Kowalczuk

Name:	John G. Kowalczuk
Title:	Executive Director

The Bank of Nova Scotia

By:	/s/ Christopher Usas

Name:	Christopher Usas
Title:	Director

THE ROYAL BANK OF SCOTLAND plc

By:	/s/ Patricia Boussaroque

Name:	Patricia Boussaroque
Title:	Vice President

BANK OF CHINA, NEW YORK BRANCH

By:	/s/ Haifeng Xu

Name:	Haifeng Xu
Title:	Assistant General Manager

SUMITOMO MITSUI BANKING CORPORATION,

By:	/s/ David W. Kee

Name:	David W. Kee
Title:	Managing Director

UNION BANK, N.A.

By:	/s/ Annabella Guo

Name:	Annabella Guo
Title:	Vice President

U.S. Bank National Association

By:	/s/ Jeff Benedix

Name:	Jeff Benedix
Title:	Assistant Vice President

Wells Fargo Bank, N.A.

By:	/s/ Sid Khanolkar

Name:	Sid Khanolkar
Title:	Vice President

DBS Bank Ltd., Los Angeles Agency

By:	/s/ Aik Lim Kok

Name:	Aik Lim Kok
Title:	Assistant General Manager

KBC Bank N.V., as Lender

By:	/s/ Kurt O. Pagon

Name:	Kurt O. Pagon
Title:	Vice President

By:	/s/ Thomas R. Lalli

Name:	Thomas R. Lalli
Title:	Managing Director

Mizuho Corporate Bank, Ltd.

By:	/s/ Bertram H. Tang

Name:	Bertram H. Tang
Title:	Authorized Signatory

Skandinaviska Enskilda Banken AB (publ)

By:	/s/ Krissy Rands

Name:	Krissy Rands
Title:

By:	/s/ Marialaura Aymerich

Name:	Marialaura Aymerich
Title:	Loan Distribution

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:	/s/ Thomas Danielson

Name:	Thomas Danielson
Title:	Authorized Signatory

UniCredit Bank Austria AG

By:		/s/ Friedrich Muellner

Name:		Friedrich Muellner
Title:		MD

By:		/s/ Margarere Stout-Frühwerth

Name:		Margarere Stout-Frühwerth
Title:		MD

BARCLAYS BANK PLC

By:		/s/ Diane Rolfe

Name:		Diane Rolfe
Title:		Director

Mayport CLO Ltd.
By:		Pacific Investment Management Company LLC,
as its Investment Advisor

	By:	/s/ Arthur Y.D. Ong
Arthur Y.D. Ong
Executive Vice President

Fairway Loan Funding Company
By:		Pacific Investment Management Company LLC,
as its Investment Advisor

	By:	/s/ Arthur Y.D. Ong
Arthur Y.D. Ong
Executive Vice President

Portola CLO, Ltd
By:	Pacific Investment Management Company LLC,
as its Investment Advisor

	By:	/s/ Arthur Y.D. Ong
Arthur Y.D. Ong
Executive Vice President